{\rtf1\ansi\ansicpg1252\cocoartf1561\cocoasubrtf400
{\fonttbl\f0\fmodern\fcharset0 Courier;}
{\colortbl;\red255\green255\blue255;}
{\*\expandedcolortbl;;}
\margl1440\margr1440\vieww18940\viewh14380\viewkind0
\deftab720
\pard\pardeftab720\partightenfactor0

\f0\fs26 \cf0 \expnd0\expndtw0\kerning0
POWER OF ATTORNEY\
\
The undersigned does hereby constitute and appoint Stephen J. Nelson,\
Mary Anne Mayo, Scott M. Dubowsky, Beth N. Lowson and Sean W. McDowell,\ each of The Nelson Law Firm, LLC, White Plains Plaza, One North Broadway,\ White Plains, NY 10601, signing singly, with full power of substitution,\
as the true and lawful attorney of the undersigned, and authorizes and\ designates each of them to sign on behalf of the undersigned, and to file\ filings and any amendments thereto made by or on behalf of the undersigned\ in respect of the beneficial ownership of equity securities held by the\ undersigned, directly, indirectly or beneficially, pursuant to Sections\ 13(d), 13(g) and 16 of the Securities Exchange Act of 1934, as amended\
(the "Exchange Act"), and the rules and regulations thereunder. The\ undersigned acknowledges that the foregoing attorneys-in-fact, in serving\ in such capacity at the request of the undersigned, are not assuming any\
of the undersigned's responsibilities to comply with Sections 13(d),\
13(g) or 16 of the Exchange Act.\
\
This Power of Attorney shall remain in full force and effect until\ withdrawn by the undersigned in a signed writing delivered to the foregoing\ attorneys-in-fact.\
\
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be\ executed as of this 4th day of April, 2011.\
\
				By: /s/ Timothy G. Ewing\
				____________________________\
					Timothy G. Ewing\
}